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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                              OLD NATIONAL BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                              OLD NATIONAL BANCORP
                                420 MAIN STREET
                           EVANSVILLE, INDIANA 47708
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

    Notice is hereby given that the Annual Meeting of Shareholders of Old National Bancorp (the "Company") will be held on Thursday, April 24, 2003, at 10:30 a.m., Evansville time, at The Centre, 715 Locust Street, Evansville, Indiana.

    The Annual Meeting will be held for the following purposes:

1. The election of five Directors to Class I of the Company's Board of Directors, each to serve a term of three years, until a successor has been duly elected and qualified.

2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company and its subsidiaries for the fiscal year ending December 31, 2003.

3. Transaction of such other matters as may properly come before the meeting or any adjournments and postponements thereof.

    Shareholders of record at the close of business on February 18, 2003, are entitled to notice of and to vote at the Annual Meeting.

                                            By Order of the Board of Directors

                                            Jeffrey L. Knight
                                            Senior Vice President and
                                            Corporate Secretary

March 12, 2003

                                   IMPORTANT

PLEASE SUBMIT YOUR PROXY PROMPTLY BY MAIL OR BY INTERNET. IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR VOTE BY INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                              OLD NATIONAL BANCORP
                                420 MAIN STREET
                           EVANSVILLE, INDIANA 47708

                                PROXY STATEMENT

    This proxy statement is furnished to the shareholders of Old National Bancorp (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Thursday, April 24, 2003, at 10:30 a.m., Evansville time, at The Centre, 715 Locust Street, Evansville, Indiana, and at any and all adjournments or postponements of such meeting (the "Annual Meeting"). A Notice of Annual Meeting of Shareholders and form of proxy accompany this proxy statement.

    Any shareholder giving a proxy has the right to revoke it by voting in person at the Annual Meeting, by timely delivery of a later-dated proxy or by a written notice delivered to the Corporate Secretary of the Company, P.O. Box 718, Evansville, Indiana 47705-0718, at any time before such proxy is exercised. All proxies will be voted in accordance with the directions of the shareholder giving such proxy. To the extent no directions are given, proxies will be voted "FOR" the election of the five persons named as nominees in this proxy statement as Directors of the Company and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company and its subsidiaries for the fiscal year ending December 31, 2003. With respect to such other matters that may properly come before the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.

    The complete mailing address of the principal executive offices of the Company is Old National Bancorp, P.O. Box 718, Evansville, Indiana 47705-0718. The approximate date on which this proxy statement and form of proxy for the Annual Meeting are first being sent or given to shareholders of the Company is March 12, 2003.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    Only shareholders of the Company of record at the close of business on February 18, 2003, will be eligible to vote at the Annual Meeting.

    The voting securities of the Company entitled to be voted at the Annual Meeting consist only of common stock, without par value, of which 63,604,841 shares were issued and outstanding on the record date of February 18, 2003. The Company has no other class of stock that is outstanding. Each shareholder of record on the record date will be entitled to one vote for each share of common stock registered in the shareholder's name.

    As of February 18, 2003, to the knowledge of the Company, no person or firm, other than the Company, beneficially owned more than 5% of the common stock of the Company outstanding on that date. As of February 18, 2003, no individual Director, nominee or officer beneficially owned more than 5% of the common stock of the Company outstanding.

    As of February 18, 2003, to the knowledge of the Company, only the Company indirectly beneficially owned more than 5% of the outstanding common stock of the Company. The Company indirectly owned 4,902,843 shares of common stock of the Company, which constituted 7.71% of the outstanding common stock of the Company on that date. These shares are held in various fiduciary capacities through the Company's wholly-owned trust company.

                         ITEM 1. ELECTION OF DIRECTORS

    The first item to be acted upon at the Annual Meeting of Shareholders is the election of five Directors to Class I of the Board of Directors, each to hold office for three years (until the 2006 Annual Meeting) and until his or her successor shall have been duly elected and qualified.

    In accordance with the Company's Articles of Incorporation, the Board of Directors is divided into three classes with staggered terms. Each class is to be elected to three (3) year terms with each term expiring in different years. At each Annual Meeting the Directors or nominees constituting one class are elected for a three (3) year term. The term of those Directors listed below as Class I expires at the Annual Meeting on April 24, 2003, and this Class contains the nominees to be elected to serve until the Annual Meeting in 2006. Any vacancies that occur after the Directors are elected may be filled by the Board of Directors in accordance with the By-Laws for the remainder of the full term of the vacant directorship.

    The Board of Directors intends to nominate for election as Class I Directors the following five (5) persons, all of whom are presently serving as Class I Directors of the Company: Larry E. Dunigan, Douglas D. French, Phelps L. Lambert, Louis L. Mervis and Marjorie Z. Soyugenc. If any Director nominee named in this proxy statement shall become unable or decline to serve (an event which the Board of Directors does not anticipate), the persons named as proxies will have discretionary authority to vote for a substitute nominee named by the Board of Directors, if the Board determines to fill such nominee's position. Unless authorization is withheld, the enclosed proxy, when properly signed and returned, will be voted "FOR" the election as Directors of all of the nominees listed in this proxy statement.

    Pages 3 through 7 contain the following information with respect to each Class I Director, and with respect to incumbent Directors in Classes II and III of the Board of Directors who are not nominees for re-election at the Annual
Meeting: name; principal occupation or business experience for the last five years; age; the year in which the nominee or incumbent Director first became a Director of the Company; the number of shares of common stock of the Company beneficially owned by the nominee or incumbent Director as of February 18, 2003; and the percentage that the shares beneficially owned represent of the total outstanding shares of the Company as of February 18, 2003. The number of shares of common stock of the Company shown as being beneficially owned by each Director nominee or incumbent Director includes those over which he or she has either sole or shared voting or investment power.

              INFORMATION REGARDING NOMINEES FOR CLASS I DIRECTORS
                             (TERM TO EXPIRE 2006)


[LARRY E. DUNIGAN     [DOUGLAS D. FRENCH    [PHELPS L. LAMBERT
PHOTO]                PHOTO]                PHOTO]
LARRY E. DUNIGAN      DOUGLAS D. FRENCH     PHELPS L. LAMBERT
- CHIEF EXECUTIVE     - PRESIDENT AND CEO,  - MANAGING PARTNER,
  OFFICER, HOLIDAY      ASCENSION HEALTH      BUSH AND LAMBERT
  MANAGEMENT COMPANY   (2001 - present)      (1997 - present)
 (1997 - present)      (Health Care)         (Investments)
 (Long Distance       - EXECUTIVE VICE      - Age 55
  Communication &       PRESIDENT/COO,      - Director since
  Internet Services)    ASCENSION HEALTH    1990
- Age 60               (1999 - 2001)
- Director since      - EXECUTIVE VICE
1982                    PRESIDENT/COO,
                        DAUGHTERS OF
                        CHARITY NATIONAL
                        HEALTH SYSTEM
                       (1998 - 1999)
                       (Health Care)
                      - Age 49
                      - Director since
                      2002


[LOUIS L. MERVIS                        [MARJORIE Z.
PHOTO]                                  SOYUGENC PHOTO]
LOUIS L. MERVIS                         MARJORIE Z. SOYUGENC
- PRESIDENT, MERVIS                     - EXECUTIVE
  INDUSTRIES, INC.                      DIRECTOR, WBH
 (1997 - present)                         EVANSVILLE, INC.,
 (Steel Fabricating)                      WELBORN
- Age 68                                  FOUNDATION,
- Director since                         INC. AND WELBORN
1996                                      BAPTIST
                                          FOUNDATION, INC.
                                         (1999 - Present)
                                         (Nonprofit
                                          foundation)
                                        - FORMER PRESIDENT &
                                          CEO, WELBORN
                                          BAPTIST HOSPITAL
                                         (1986 - 1999)
                                         (Health Care)
                                        - Age 62
                                        - Director since
                                        1993

         INFORMATION REGARDING INCUMBENT DIRECTORS CONTINUING IN OFFICE

                               CLASS II DIRECTORS
                              (TERM EXPIRING 2004)


[RICHARD J. BOND      [DAVID E. ECKERLE     ELLERBROOK PHOTO
PHOTO]                PHOTO]                NIEL C. ELLERBROOK
RICHARD J. BOND       DAVID E. ECKERLE      - CHAIRMAN AND CEO,
- COMMUNITY           - RETIRED SINCE 2001  VECTREN CORPORATION
CHAIRMAN, OLD         - COMMUNITY            (2000 - present)
  NATIONAL BANK         CHAIRMAN, OLD        (Utility)
  VINCENNES, INDIANA    NATIONAL BANK       - PRESIDENT AND CEO,
 (AN AFFILIATE OF       JASPER, INDIANA       INDIANA ENERGY
  THE COMPANY)          (AN AFFILIATE OF     (1999 - 2000)
 (1997 - present)       THE COMPANY)         (Utility)
- Age 69               (1997 - 2001)        - PRESIDENT AND COO,
- Director since      - Age 59                INDIANA ENERGY
1989                  - Director since       (1997 - 1999)
                      1993                  - Age 54
                                            - Director since
                                            2002


[RONALD B. LANKFORD   [JAMES A. RISINGER    [KELLY N. STANLEY
PHOTO]                PHOTO]                PHOTO]
RONALD B. LANKFORD    JAMES A. RISINGER     KELLY N. STANLEY
- RETIRED SINCE 1999  - CHAIRMAN,           - PRESIDENT & CEO,
- PRESIDENT & COO,      PRESIDENT & CEO,      ONTARIO
  OLD NATIONAL          OLD NATIONAL          CORPORATION
  BANCORP               BANCORP; CHAIRMAN,   (1997 - present)
 (1997 - 1999)          PRESIDENT & CEO,     (Diversified
- Age 69                OLD NATIONAL BANK    Technology/Manufacturing
- Director since       (AN AFFILIATE OF       Company)
1994                    THE COMPANY)        - Age 59
                       (1998 - present)     - Director since
                      - EXECUTIVE VICE      2000
                        PRESIDENT, OLD
                        NATIONAL BANCORP
                       (1997 - 1998)
                      - Age 54
                      - Director since
                      1997

                              CLASS III DIRECTORS
                              (TERM EXPIRING 2005)


[ALAN W. BRAUN        [ANDREW E. GOEBEL     [LUCIEN H. MEIS
PHOTO]                PHOTO]                PHOTO]
ALAN W. BRAUN         ANDREW E. GOEBEL      LUCIEN H. MEIS
- CHAIRMAN & CEO,     - PRESIDENT & COO,    - PRESIDENT, MEIS
  INDUSTRIAL            VECTREN               VENTURES, INC.
  CONTRACTORS, INC.     CORPORATION          (1997 - present)
 (2002 - present)      (2000 - present)      (Financial
 (Construction)        (Utility)              Investments)
- PRESIDENT,          - PRESIDENT & COO,    - Age 68
  INDUSTRIAL            SIGCORP, INC.       - Director since
  CONTRACTORS, INC.    (1999 - 2000)        1985
 (1997 - 2002)         (Utility)
- Age 58              - PRESIDENT & CEO,
- Director since        SOUTHERN INDIANA
1988                    GAS & ELECTRIC
                        COMPANY
                       (1997 - 2000)
                       (Utility)
                      - Age 55
                      - Director since
                      2000


[JOHN N. ROYSE                          [CHARLES D. STORMS
PHOTO]                                  PHOTO]
JOHN N. ROYSE                           CHARLES D. STORMS
- RETIRED SINCE 1998                    - PRESIDENT & CEO,
- CHAIRMAN, OLD                           RED SPOT PAINT &
  NATIONAL BANCORP                        VARNISH CO., INC.
 (1997 - 1998)                           (1997 - present)
- Age 69                                 (Manufacturer of
- Director since                          Industrial
1985                                      Coatings)
                                        - Age 59
                                        - Director since
                                        1988

                  COMMON STOCK BENEFICIALLY OWNED BY DIRECTORS
                             AND EXECUTIVE OFFICERS

    The following table sets forth information concerning beneficial ownership of the shares of common stock of the Company on February 18, 2003, by each Director and named Executive Officer and by all Directors and named Executive Officers as a group.

                                      NUMBER OF SHARES        PERCENT OF
NAME OF PERSON                      BENEFICIALLY OWNED(1)    COMMON STOCK
--------------                      ---------------------    ------------
Richard J. Bond...................           92,378                 *
Alan W. Braun.....................          136,793                 *
Thomas F. Clayton.................          121,330(2)              *
Larry E. Dunigan..................          261,513(3)              *
David E. Eckerle..................          100,590(4)              *
Niel C. Ellerbrook................            1,384(5)              *
Douglas D. French.................                0                 *
Andrew E. Goebel..................            7,490(6)              *
Michael R. Hinton.................          134,422(7)              *
Phelps L. Lambert.................          212,097(8)              *
Ronald B. Lankford................           34,640                 *
Lucien H. Meis....................           96,749(9)              *
Louis L. Mervis...................            1,271(10)             *
Daryl D. Moore....................          116,940(11)             *
John S. Poelker...................          104,253(12)             *
James A. Risinger.................          280,988(13)             *
John N. Royse.....................          312,735(14)             *
Marjorie Z. Soyugenc..............          255,415(15)             *
Kelly N. Stanley..................           17,424(16)             *
Charles D. Storms.................           56,928(17)             *
Directors and Executive Officers
  as a Group (20 persons).........        2,345,340             3.67%

-------------------------
   *  Less than 1%

  (1) Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and sole investment power with respect to the shares shown in the table to be owned by that person.

  (2) Includes 13,329 shares held by Susan Clayton, Mr. Clayton's spouse. Also includes 94,764 shares issuable to Mr. Clayton upon exercise of outstanding stock options exercisable within 60 days.

  (3) Includes 8,365 shares held by Kevin T. Dunigan Trust, Sharon Dunigan, trustee; 9,105 shares held by Derek L. Dunigan Trust, Sharon Dunigan, trustee; 2,250 shares held by Mitchell Ryan Dunigan Trust, Larry Dunigan, trustee; and 40,201 shares held by Larry E. and Sharon Dunigan.

  (4) Includes 779 shares held by David and Luella Eckerle and 21,742 shares held by Luella Eckerle, Mr. Eckerle's spouse.

  (5) Includes 355 shares held by Karen Ellerbrook, Mr. Ellerbrook's spouse.

  (6) Includes 6,402 shares held by Darlene Goebel, Mr. Goebel's spouse.

  (7) Includes 10,066 shares held by Debra D. Hinton, Mr. Hinton's spouse. Also includes 94,764 shares issuable to Mr. Hinton upon exercise of outstanding stock options exercisable within 60 days.

  (8) Includes 10,640 shares held by Carol M. Lambert, Mr. Lambert's spouse.

  (9) Includes 7,281 shares held by Alane Meis, Mr. Meis' spouse.

 (10) The Mervis Charitable Remainder Trust and the Ellen Joy Mervis Trust own 38,088 shares of common stock of the Company with respect to which Mr. Mervis disclaims beneficial ownership.

 (11) Also includes 94,764 shares issuable to Mr. Moore upon exercise of outstanding stock options exercisable within 60 days.

 (12) Also includes 95,922 shares issuable to Mr. Poelker upon exercise of outstanding stock options exercisable within 60 days.

 (13) Also includes 232,459 shares issuable to Mr. Risinger upon exercise of outstanding stock options exercisable within 60 days.

 (14) Includes 3,422 shares held by Peg G. Royse, Mr. Royse's spouse.

 (15) Includes 243,391 shares held by Rahmi Soyugenc, Ms. Soyugenc's spouse.

 (16) Includes 189 shares held by Donna M. Stanley, Mr. Stanley's spouse.

 (17) Includes 153 shares held by Elizabeth K. Storms, Mr. Storms' spouse.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The Executive Officers of the Company are listed in the table below. Each officer serves a term of office of one year and until the election and qualification of his or her successor.

NAME                       AGE                 OFFICE AND BUSINESS EXPERIENCE
----                       ---                 ------------------------------
James A. Risinger          54     President of the Company since January 27, 2000, Chairman
                                  of the Board and Chief Executive Officer since 1998 and
                                  Director since 1997.
Thomas F. Clayton          57     Executive Vice President of the Company since January 27,
                                  2000 and Southern Regional Executive from 1997 to 2000.
Christopher L. Melton      43     Executive Vice President of the Company since February
                                  26, 2001, and Chairman, President and CEO of Old National
                                  Signature Group since 2001. Previously, Senior Vice
                                  President of Union Planters Financial Services from 1998
                                  to 2001, and Managing Partner of Knarr Melton &
                                  Associates/Cigna from 1987 to 1998.
Daryl D. Moore             45     Executive Vice President of the Company since January 25,
                                  2001 and Senior Vice President from 1996 to 2001.
Michael R. Hinton          48     Executive Vice President of the Company and Community
                                  Chairman of Old National Bank, Evansville, Indiana since
                                  January 27, 2000. President of Old National Bank
                                  (Evansville) from 1993 to 2000.
Annette W. Hudgions        45     Executive Vice President of the Company since August 2002
                                  and President and CEO of Old National Service Division
                                  since April 1997.
John S. Poelker            60     Executive Vice President of the Company since January 27,
                                  2000, Chief Financial Officer since 1998 and Senior Vice
                                  President from 1998 to 2000.

                      COMMITTEES OF THE BOARD OF DIRECTORS

    The standing committees of the Board of Directors include an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and a Personnel Committee. On January 23, 2003, the Board of Directors approved charters for the Compensation Committee and Audit Committee, and the Board approved a charter to establish a Corporate Governance and Nominating Committee which replaces the Nominating Committee.

    When the Board is not in session, the Executive Committee has all of the power and authority of the Board except with respect to amending the Articles of Incorporation or By-Laws of the Company; approving an agreement of merger or consolidation; recommending to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets; recommending to the shareholders a dissolution of the Company or a revocation of such dissolution; declaring dividends; or authorizing the issuance or reacquisition of shares. The Executive Committee did not meet in 2002 and currently does not have any permanent members.

    The principal duties of the Audit Committee are to nominate the independent accountants for appointment by the Board; to meet with the independent accountants to review and approve the scope of their audit engagement and the fees related to such work; to meet with the Company's financial management, internal audit management and independent accountants to review matters relating to internal accounting controls, the internal audit program, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company and its subsidiaries; and to report to the Board periodically any conclusions or recommendations the Audit Committee may have with respect to such matters. The current members of the Audit Committee are Andrew E. Goebel (Chairman), David L. Barning, Larry E. Dunigan, Phelps L. Lambert, Marjorie Z. Soyugenc and Kelly N. Stanley. The Audit Committee held four meetings during 2002. At the end of each meeting, the members of the Audit Committee have the opportunity to meet privately with the Company's independent accountants with no officers or other personnel of the Company present. The Audit Committee has adopted a written charter which has also been approved by the Board. A copy of the new charter is attached as Appendix I.

    The principal duties of the Compensation Committee are to review corporate organizational structures; to review key employee compensation policies, plans and programs; to monitor performance and establish compensation of officers of the Company and other key employees; to prepare recommendations and periodic reports to the Board concerning such matters; and to function as the committee administering the Company's Short Term Incentive Plan, Restricted Stock Plan, 1999 Equity Incentive Plan, Pension Restoration Plan and Deferred Compensation Plan. The current members of the Compensation Committee are Charles D. Storms (Chairman), Larry E. Dunigan, Niel C. Ellerbrook and Lucien H. Meis, all of whom are independent Directors. The Compensation Committee met two times during 2002.

    The function of the Personnel Committee is to review and approve changes in the Company's employee benefit programs, plans and policies relating to personnel issues. The current members of the Personnel Committee are Marjorie Z. Soyugenc (Chairman), David L. Barning, Richard J. Bond, Alan W. Braun, David E. Eckerle, Douglas D. French, Ronald B. Lankford, Louis L. Mervis and Charles D. Storms. The Personnel Committee met two times during 2002.

    The function of the Nominating Committee was to seek out, evaluate and recommend to the Board qualified nominees for election as Directors of the Company and to consider other matters pertaining to the size and composition of the Board. The members of the Nominating Committee in 2002 were Alan W. Braun (Chairman), Larry E. Dunigan, Niel C. Ellerbrook, Douglas D. French, Phelps L. Lambert, Marjorie Z. Soyugenc, Kelly N. Stanley and Charles D. Storms. The Nominating Committee met three times in 2002. On January 23, 2003, this Committee was replaced by the Corporate Governance and Nominating Committee which is discussed in the following paragraph.

    On January 23, 2003, the Board of Directors approved a charter to establish a Corporate Governance and Nominating Committee which replaces the Nominating Committee. The current members of the Corporate Governance and Nominating Committee are Larry E. Dunigan (Chairman), Niel C. Ellerbrook, Douglas D. French, Phelps L. Lambert, Marjorie Z. Soyugenc, Kelly N. Stanley and Charles D. Storms. The Corporate Governance and Nominating Committee has responsibility for recruiting and nominating new Directors, assessing the independence of non-management Directors, leading the Board in its annual performance evaluation, reviewing and assessing the adequacy of the Corporate Governance Guidelines and retaining outside advisors as needed to assist and advise the Board with respect to legal and other accounting matters. The Corporate Governance and Nominating Committee is also responsible for reviewing with the full Board, on an annual basis, the requisite skills and characteristics of Board members as well as the composition of the Board as a whole.

    The Company's nomination procedures are governed by its By-Laws. Each year the Corporate Governance and Nominating Committee makes a recommendation to the entire Board of Directors of nominees for election as Directors. The Committee will review suggestions from shareholders regarding nominees for election as Directors. All such suggestions from shareholders must be submitted in writing to the Corporate Governance and Nominating Committee at the Company's principal executive office not less than 120 days in advance of the date of the annual or special meeting of shareholders at which Directors shall be elected. All written suggestions of shareholders must set forth (i) the name and address of the shareholder making the suggestion, (ii) the number and class of shares owned by such shareholder, (iii) the name, address and age of the suggested nominee for election as Director, (iv) the nominee's principal occupation during the five years preceding the date of suggestion, (v) all other information concerning the nominee as would be required to be included in the proxy statement used to solicit proxies for the election of the suggested nominee, and (vi) such other information as the Corporate Governance and Nominating Committee may reasonably request. Consent of the suggested nominee to serve as a Director of the Company, if elected, must also be included with the written suggestion.

                       MEETINGS OF THE BOARD OF DIRECTORS
                               AND DIRECTOR FEES

    The Board of Directors of the Company held 12 meetings during the fiscal year ended December 31, 2002. All incumbent Directors attended 75% or more of the aggregate of the 2002 meetings of the Board and of the Board Committees to which they were appointed.

    All Directors of the Company received an annual retainer of $12,000 for serving as Directors. Directors not otherwise employed by the Company also received $1,000 for each Board of Directors meeting attended and $500 for each Committee meeting attended. Directors serving as a Committee Chairman received an additional annual retainer of $2,500.

                         INDEPENDENT ACCOUNTANT'S FEES

AUDIT FEES

    The aggregate fees of PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, were $462,575, of which an aggregate amount of $384,000 had been billed through December 31, 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    PricewaterhouseCoopers LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

ALL OTHER FEES

    The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2002, were as follows:

Tax activities..............................................    $ 67,293
IT audit co-sourcing services...............................    $ 72,980
Other audit related services................................    $ 16,300
Other fees..................................................    $ 10,570
                                                                --------
Total Other Fees............................................    $167,143

                         REPORT OF THE AUDIT COMMITTEE

    This disclosure statement is being provided to inform shareholders of the Audit Committee oversight with respect to the Company's financial reporting. The Board of Directors approved the amended charter of the Audit Committee on January 23, 2003, a copy of which is attached to this Proxy Statement as Appendix I.

INDEPENDENCE OF AUDIT COMMITTEE MEMBERS

    The Audit Committee is comprised of six members of the Board of Directors of the Company. All of the members of the Audit Committee are independent (as independence is currently defined in the New York Stock Exchange's listing requirements) from management and the Company.

REVIEW WITH MANAGEMENT AND INDEPENDENT ACCOUNTANTS

    The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2002, and the footnotes thereto with management and the independent accountants (PricewaterhouseCoopers LLP). In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement of Auditing Standards No. 61.

    The Audit Committee discussed with PricewaterhouseCoopers LLP the independence of such accountants from management and the Company, and received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board

Standard No. 1. The Audit Committee has also considered whether
PricewaterhouseCoopers LLP's provision of non-audit services is compatible with maintaining their independence.

    The Audit Committee members do not have vested interests in the Company either through financial, family or other material ties to management which would hamper or influence their ability to evaluate objectively the propriety of management's accounting, internal control and reporting practices.

CONCLUSION

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, to be filed with the Securities and Exchange Commission.

Submitted by,
Andrew E. Goebel, Chairman
David L. Barning
Larry E. Dunigan
Phelps L. Lambert
Marjorie Z. Soyugenc
Kelly N. Stanley

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is currently composed of four non-employee Directors who are not eligible to participate in any management compensation programs. The Committee is responsible for establishing all compensation for the Company's Executive Officers and for setting and administering the terms, policies and agreements related to other compensation components for the Company's Executive Officers. An independent compensation consulting firm, Hay Group, Inc., has been retained by the Company since 1982 to advise the Compensation Committee on salary related compensation matters. The Company retained AON Consulting, Inc. in 2000 to assist the Compensation Committee on cash incentive and equity compensation matters.

COMPENSATION PRINCIPLES

    The Company's executive compensation program is structured to help the Company achieve its business objectives by:

    - setting levels of compensation designed to attract and retain superior executives in a highly competitive environment;

    - providing incentive compensation that ties directly with both Company financial performance and individual contribution to that performance; and

    - linking compensation to elements that affect short- and long-term stock performance.

    The Committee believes the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals of the Company, with the ultimate objective of enhancing shareholder value. In this regard, the Committee believes executive compensation should be comprised of cash and equity-based programs which reward performance not only as measured against the Company's specific annual and long-term goals, but also which recognize that the Company operates in a competitive environment and that performance should be evaluated as compared to industry peers. In April 1999, the Company's shareholders adopted an Equity Incentive Plan, which authorizes the Compensation Committee to grant incentive and non-qualified stock options in addition to other forms of equity compensation. The Committee issued 1,885,800 stock option grants to employees of the Company in 2002. The equity-based compensation plans ensure that employees have a meaningful stake in the Company, the ultimate value of which is dependent on the Company's continued long-term success, and that the interests of employees are thereby aligned with those of the shareholders.

SALARIES

    The Compensation Committee establishes the salary of the Chairman, President and CEO (hereinafter the "Chairman"). The base salaries of the Company's next four highest paid Executive Officers are determined by the Compensation Committee with recommendations from the Chairman. The same compensation principles are applied in setting the salaries of all employees, including the Chairman, to ensure that salaries are fairly and competitively established. Salary ranges are determined for each executive position based upon survey data that is obtained from a relevant peer group and from the Hay Group, Inc. The Company uses the Hay Job Evaluation System to establish salary grades and ranges for each position based on the knowledge and problem-solving ability required to satisfactorily fulfill the position's assigned duties and responsibilities, its accountability and the impact on the operations and profitability of the Company. The Company's peer group consists of reasonably comparable regional bank holding companies. Relevant peer group data is used rather than the NYSE Financial Index because the peer group companies resemble more closely the asset size and operations of the Company. The peer group data is also used to validate and affirm recommendations presented by the Hay Group, Inc.

    From survey data, salary ranges are established each year for the Chairman and all other executive positions within the organization. These ranges are designed so that the mid-point of the salary range is approximately the 50th percentile of base salaries paid to comparable positions across a broad spectrum of comparable financial services companies. Within these established ranges, actual base salary adjustments are made periodically in accordance with the guidelines of the Company's salary administration program and performance review system. In 2002, the base salaries for the Executive Officers as a group and the Chairman were within the established salary ranges. Continuous outstanding performance over an extended period of time could result in a salary at the top end of the established range whereas undistinguished performance could result in compensation at the lower end of the range.

SHORT TERM INCENTIVE PLAN

    The Company implemented a Short Term Incentive Plan (the "STIP") for certain key officers in 1996. The STIP provides for the payment of additional compensation in the form of an annual cash incentive payment contingent upon the achievement of certain corporate goals and the achievement of certain business performance goals. The STIP uses various scorecards based on specific corporate and shareholder-related performance goals relating to earnings per share and operating income. Participants were assigned to one of the incentive scorecards based upon their area of responsibility and expected level of contribution to the Company's achievement of its corporate goals. The incentive award levels, based upon the Company's and an individual participant's performances, range from 5% to 82.5% of a participant's base salary. The STIP incentive award opportunity for the Chairman ranges from 27.5% to 82.5% of base salary.

    Each fiscal year the Compensation Committee establishes threshold (minimum), target and maximum performance levels under the STIP. If threshold performance is not achieved, there is no payment from the STIP for that period, and if performance exceeds the threshold, actual incentive payments to participants are in proportion to the actual financial performance achieved compared to the performance goals. For 2002, the Company fell just short of the earnings per share target resulting in a payout to participating officers at slightly below the "target" level under the STIP. (See Summary Compensation Table on page 15.)

1999 EQUITY INCENTIVE PLAN

    The Company maintains the 1999 Equity Incentive Plan (the "Plan"). The Board and the Compensation Committee believe that this flexible long-term, stock-based incentive plan enhances the Company's ability to attract, retain and reward management with exceptional talent and provides the Company with the ability to develop incentive programs which are responsive to the demands of the marketplace. The Compensation Committee also believes that the stock option grants afford a desirable long-term compensation method because they closely align the interests of management with those of shareholders. Four hundred eight officers, including those listed in the Summary Compensation Table, participate in the Plan. During 2002 the Compensation Committee granted stock options to eligible Plan participants. In determining the grants of stock options to the Chief Executive Officer, as well as other named officers in the Summary Compensation Table, the Compensation Committee took into account the respective scope of responsibility, performance requirements and recent and expected contributions of the Plan participants to the Company's achievement of its long-term performance objectives.

DISCUSSION OF 2002 COMPENSATION FOR THE CHAIRMAN

    Annually, the Compensation Committee receives an analysis from the Company's Senior Vice President, Director of Human Resources, on all aspects of the Chairman's remuneration, including base salary, incentive opportunity and the relationship of total compensation to the comparative survey data. When appropriate, the Compensation Committee may direct the Senior Vice President, Director of Human Resources, to compile additional compensation information and comparisons. The Committee considers several factors in establishing the Chairman's compensation package. These include the Company's overall performance as measured by total shareholder return, adherence to the Company's strategic plan, and the development of sound management practices. These factors were considered by the Committee in evaluating an increase in the Chairman's base salary in 2002.

SUMMARY

    The Committee has determined that the Company's executive total compensation programs, plans and awards for 2002 are well within conventional standards of reasonableness and competitive necessity and are clearly within industry norms and practices.

    In establishing executive compensation programs in the future, the Compensation Committee will continue to focus on specific corporate goals designed to promote the overall financial success of the Company, such as earnings per share, operating income, credit quality and expense control, which are expected to improve the return on shareholders' equity.

Submitted by:
Charles D. Storms, Chairman
Larry E. Dunigan
Niel C. Ellerbrook
Lucien H. Meis

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following Summary Compensation Table shows the annual compensation paid by the Company to its Chief Executive Officer for 2002 and each of the four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers as of December 31, 2002 (the "Named Executive Officers"). The compensation of each of the Named Executive Officers is reported for each of the last three years.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                   COMPENSATION ANNUAL                  AWARD(S)
                                            ----------------------------------   -----------------------
                                                                                                 (D)
                                                                                              NUMBER OF
                                                                                    (C)       SECURITIES
                                                                     OTHER       RESTRICTED   UNDERLYING       (E)
                                              (A)        (B)         ANNUAL        STOCK       OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR    SALARY     BONUS     COMPENSATION     AWARD       GRANTED     COMPENSATION
---------------------------          ----    ------     -----     ------------   ----------   ----------   ------------
James A. Risinger..................  2002   $625,019   $325,197     $ 6,414       $      0     208,950       $85,031
Chairman of the Board, President,    2001    570,003    319,772       8,737              0     224,183        52,020
and Chief Executive Officer          2000    505,627          0      43,710        130,475           0        72,847
Thomas F. Clayton..................  2002   $337,002   $127,521     $ 6,920       $      0      87,150       $41,736
Executive Vice President             2001    310,627    126,736       6,186              0      92,490        27,956
Administration & Operations          2000    275,621          0      10,873         37,054           0        34,524
Michael R. Hinton..................  2002   $350,002   $132,441     $ 3,527       $      0      87,150       $42,906
Executive Vice President             2001    310,627    126,736       3,800              0      92,490        27,956
Banking Operations                   2000    275,621          0       6,976         51,526           0        25,575
Daryl R. Moore.....................  2002   $275,018   $104,067     $ 7,262       $      0      87,150       $33,933
Executive Vice President             2001    250,037    102,015       4,980              0      92,490        22,503
Chief Credit Officer                 2000    210,018          0       7,558         37,054           0        28,570
John S. Poelker....................  2002   $332,010   $125,632     $ 3,447       $      0      87,150       $31,952
Executive Vice President             2001    305,011    124,445       3,447              0      93,648        21,351
Chief Financial Officer              2000    270,005          0      13,848         41,535           0        26,979

---------------
(a) Salary includes base compensation and income recognized in the form of Director fees paid by the Company or its subsidiaries during the indicated calendar years.

(b) These amounts represent bonuses payable pursuant to the Company's Short Term Incentive Plan (STIP).

(c) Restricted Shares awarded each year are based on the achievement of earnings per share goals and vest over a four year Period. The shares itemized in this column (c) reflect the value of earned shares that have vested in prior years that are no longer subject to forfeiture under the plan. There were no restricted stock awards in 2002 and 2001 as the Company discontinued the Plan in 2000.

(d) The options listed have been adjusted to reflect stock dividends.

(e) All Other Compensation includes the following for Messrs. Risinger, Clayton, Hinton, Moore and Poelker for 2002: (i) Company contribution to the Company's Employee Stock Ownership Plan of $18,000, $18,000, $18,000, $18,000 and $14,000, for each Named Executive Officer, respectively; and
    (ii) Company contribution to the Supplemental Deferred Compensation Plan of $67,031, $23,736, $24,906, $15,933, and $17,952, for each Named Executive
    Officer respectively.

STOCK OPTION GRANTS

    The following table contains information concerning the stock option grants made to each of the Named Executive Officers in the fiscal year ended December 31, 2002.

                                                     INDIVIDUAL GRANT                     GRANT DATE VALUE(3)
                                      -----------------------------------------------   ------------------------
                                      NUMBER OF    % OF TOTAL
                                      SECURITIES    OPTIONS
                                      UNDERLYING   GRANTED TO
                                       OPTIONS     EMPLOYEES    EXERCISE   EXPIRATION
NAME                                   GRANTED     IN 2002(1)   PRICE(2)      DATE      GRANT DATE PRESENT VALUE
----                                  ----------   ----------   --------   ----------   ------------------------
James A. Risinger...................   208,950        11.1%      $22.70     1/22/12            $1,126,241
Thomas F. Clayton...................    87,150         4.6%      $22.70     1/22/12            $  469,739
Michael R. Hinton...................    87,150         4.6%      $22.70     1/22/12            $  469,739
Daryl D. Moore......................    87,150         4.6%      $22.70     1/22/12            $  469,739
John S. Poelker.....................    87,150         4.6%      $22.70     1/22/12            $  469,739

---------------
(1) Based on an aggregate of 1,885,800 option shares granted in fiscal year
    2002.

(2) The exercise price per share of options granted represented the fair market value of the underlying shares of common stock on the option grant date, which was equal to the closing price, as reported by the New York Stock Exchange on the option grant date. The options vest over a four year period and the exercise price may be paid in cash, in shares of the Company's common stock valued at fair market value on the exercise date or through a cashless broker-assisted exercise procedure involving a same-day sale of the purchased shares.

(3) Black-Scholes methodology utilized.

STOCK OPTION EXERCISES AND FINAL YEAR-END VALUES

    The following table sets forth information concerning the fiscal year-end number and value of unexercised options; and the number of options exercised during fiscal year 2002 with respect to each of the Named Executive Officers.

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                 SHARES                 OPTIONS AT FISCAL YEAR END        FISCAL YEAR END(1)
                               ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                            EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           -----------   --------   -----------   -------------   -----------   -------------
James A. Risinger............      --          --         136,259        296,874          --             --
Thomas F. Clayton............      --          --          53,462        126,178          --             --
Michael R. Hinton............      --          --          53,462        126,178          --             --
Daryl D. Moore...............      --          --          53,462        126,178          --             --
John S. Poelker..............      --          --          54,620        126,178          --             --

---------------
(1) Based on the fair market value of the Company's Common Stock at fiscal year end ($23.143 per share), and such value is equal to the closing price, as reported by the New York Stock Exchange at that date, less the exercise price payable for such shares.

RETIREMENT PLAN

    The Old National Bancorp Employees' Retirement Plan (the "Retirement Plan") is a qualified, defined benefit, non-contributory pension plan covering substantially all employees of the Company and its subsidiaries and affiliates with one or more years of service with the Company or its subsidiaries and affiliates, and with credited service accruing from the date of employment, provided that the employee has not less than 1,000 hours of service (as defined in the plan) during such period.

    The amount of annual contribution attributable to specific individuals cannot be determined in a meaningful manner. The following table shows the estimated annual pensions payable to eligible employees upon retirement at age
65. The amounts shown do not reflect any reduction related to Social Security earnings or for the survivor benefit features of the Retirement Plan, the application of which would reduce the amount of pension payable.

                             PENSION PLAN TABLE (1)

                                                   YEARS OF SERVICE
    FINAL AVERAGE      ------------------------------------------------------------------------
       SALARY             5        10         15         20         25         30      35 & UP
    -------------      -------   -------   --------   --------   --------   --------   --------
$100,000.............  $ 7,250   $14,500   $ 22,750   $ 31,000   $ 40,750   $ 50,500   $ 60,250
 150,000.............   10,875    21,750     34,125     46,500     61,125     75,750     90,375
 200,000.............   14,500    29,000     45,500     62,000     81,500    101,000    120,500
 250,000.............   18,125    36,250     56,875     77,500    101,875    126,250    150,625
 300,000.............   21,750    43,500     68,250     93,000    122,250    151,500    180,750
 350,000.............   25,375    50,750     79,625    108,500    142,625    176,750    210,875
 400,000.............   29,000    58,000     91,000    124,000    163,000    202,000    241,000
 450,000.............   32,625    65,250    102,375    139,500    183,375    227,250    271,125
 500,000.............   36,250    72,500    113,750    155,000    203,750    252,500    301,250
 550,000.............   39,875    79,750    125,125    170,500    224,125    277,750    331,375
 600,000.............   43,500    87,000    136,500    186,000    244,500    303,000    361,500

---------------
(1) The law in effect at December 31, 2002 prohibited the distribution of benefits from the Retirement Plan in excess of $160,000 per year expressed as a straight life annuity. It also prohibited compensation in excess of $200,000 to be used in the computation of the retirement benefit. Both amounts are indexed for inflation.

    The Retirement Plan provides for the payment of monthly benefits in a fixed amount upon attainment of age 65. As a normal form of benefit, each eligible participant is entitled to receive a monthly pension for his or her life based on years of service and "average monthly compensation" (which excludes bonuses). In general, the formula for determining the amount of a participant's monthly pension is average monthly compensation multiplied by 1.45% for the first ten years of service, 1.65% for the next ten years of service, and 1.95% for the next fifteen years of service, less any amount related to Social Security earnings. In general, the amount of the reduction is .59% of average monthly compensation (up to a maximum of 125% of covered compensation) multiplied by all years of service up to 35 years of service. The standard retirement benefit for married participants is payable in the form of a joint and survivor annuity in an amount which is actuarially equivalent to the normal form of benefit. Instead of an annuity, participants may elect to receive a single sum cash settlement upon retirement in an amount that is actuarially equivalent to the participant's normal form of benefit.

    2002 base salary figures for the Chairman and the next four most highly compensated Executive Officers of the Company are set forth in column (a) in the Summary Compensation Table on page 15. The Retirement Plan was frozen as of December 31, 2001, except for employees who were at least age 50 or who had 20 years of vested service as of December 31, 2001. As of December 31, 2002, Mr. Risinger had 25 years of vested service; Mr. Hinton, 23 years; Mr. Clayton, 15 years; and Mr. Moore, 24 years. Mr. Poelker is not accruing benefits under this Plan but does continue to accrue service for eligibility of an immediate early retirement benefit.

    For certain employees, in addition to the persons listed in the Summary Compensation Table, whose annual retirement income benefits under the Retirement Plan exceed the limitations imposed by the Internal Revenue Code of 1986, as amended, and the regulations thereunder (including, among others, the limitation that annual benefits paid under qualified defined benefit pension plans may not exceed $160,000), such excess benefits will be paid from the Company's non-qualified, unfunded, non-contributory supplemental retirement plan.

AGREEMENTS WITH CERTAIN OFFICERS

    The Company has entered into change of control severance agreements with Messrs. James A. Risinger, Thomas F. Clayton, Michael R. Hinton, Daryl D. Moore and John S. Poelker. Each executive is entitled to benefits under his severance agreement upon any termination of the executive's employment by the Company (except for, and as is more specifically described in each severance agreement, termination for cause, disability, voluntary retirement or death), or upon a termination of employment by the executive under certain circumstances specified in his severance agreement, during the one-year period following a change in control (as defined in the severance agreements) of the Company which occurs during the term of the severance agreement.

    In the event of a termination of employment, the executive will be entitled to receive a lump sum cash payment equal to the aggregate of: his then-effective base salary through the date of termination; all amounts due to the executive under the Company's accrued vacation program through the date of termination; and a certain amount under the Retirement Plan, as specified in his severance agreement. In addition, the Company must pay to the executive in a lump sum cash payment an amount equal to two times the average annual base salary paid to him by the Company in the three years preceding the date of termination. The severance agreements further require the Company to cause to be vested in each executive's name those awarded but unvested shares held in the executive's account in the Restricted Stock Plan, all amounts due the executive under the Company's Short Term Incentive Plan and to maintain in force for two years following the date of termination all employee welfare plans and programs in which the executive was entitled to participate immediately prior to such termination.

    The change of control severance agreements provide for one year extensions by mutual agreement of the Company and the respective executives. With respect to Messrs. Risinger, Clayton, Hinton, Moore and Poelker, each of their severance agreements was extended by the Board of Directors in 2002 through December 31, 2003.

                   SHAREHOLDER RETURN PERFORMANCE COMPARISONS

    The Company is required to include in this proxy statement a line graph comparing cumulative five-year total shareholder returns for the Company's common stock to cumulative total returns of a broad-based equity market index and a published industry index. The following indexed graph compares the performance of the Company's common stock for the past five years to the Russell 1000 Index and the NYSE Financial Index.
(PERFORMANCE GRAPH)

                                                  OLD NATIONAL BANCORP            RUSSELL 1000               NYSE FINANCIAL
                                                  --------------------            ------------               --------------
12/31/97                                                 100.00                      100.00                      100.00
12/31/98                                                 123.31                      126.75                      105.13
12/31/99                                                 115.35                      153.28                      104.16
12/31/00                                                 113.88                      139.73                      130.45
12/31/01                                                 103.64                      134.19                      119.71
12/31/02                                                 107.82                      103.41                      102.92

    The comparison of shareholder returns (change in December year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1997, in common stock of each of the Company, the Russell 1000 Index, and the NYSE Financials Index with investment weighted on the basis of market capitalization.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

    The Executive Officers and Directors of the Company are at present, as in the past, customers of one or more of the Company's subsidiaries and have had and expect in the future to have similar transactions with the subsidiaries in the ordinary course of business. In addition, some of the Executive Officers and Directors of the Company are at present, as in the past, officers, Directors or principal shareholders of corporations which are customers of these subsidiaries and which have had and expect to have transactions with the subsidiaries in the ordinary course of business. All such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

    During 2002, the Company paid approximately $3,002,078 for engineering, design and construction services to Industrial Contractors, Inc. in connection with its role as general contractor for the construction of the Company's new headquarters building in Evansville and for renovations to the Old National Bank Tower, renovations to the Operations Center in Evansville and for work at other Old National Bank branch locations. Alan W. Braun, President of Industrial Contractors Inc., is currently a Director of the Company.

                   ITEM 2. RATIFICATION OF THE APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

    The Board of Directors proposes the ratification by the shareholders at the Annual Meeting of the appointment of PricewaterhouseCoopers LLP, Chicago, Illinois, as independent accountants for the Company and its subsidiaries for the fiscal year ending December 31, 2003. Although ratification by the shareholders of the Company's independent accountants is not required, the Company deems it desirable to continue its established practice of submitting such selection to the shareholders. In the event the appointment of PricewaterhouseCoopers LLP is not ratified by the shareholders, the Board of Directors will consider appointment of other independent accountants for the fiscal year ending December 31, 2003. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement or respond to any appropriate questions that shareholders may have.

                       SHAREHOLDER PROPOSALS AND DIRECTOR
                    NOMINATIONS FOR THE 2004 ANNUAL MEETING

    Proposals submitted by shareholders under Rule 14a-8 of the Securities and Exchange Commission to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company at its principal executive office no later than November 13, 2003, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Any such proposals should be sent to the attention of the Corporate Secretary of the Company, P. O. Box 718, Evansville, Indiana 47705-0718. If notice of any other shareholder proposal intended to be presented at the 2004 Annual Meeting of Shareholders is not received by the Company on or before January 27, 2004, the proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the Company's proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.

    All nominations of persons to serve as Directors of the Company must be made in accordance with the requirements contained in the Company's By-Laws. See the description of the Corporate Governance and Nominating Committee under the caption "Committees of the Board of Directors."

                                 VOTE REQUIRED

    The nominees for election as Directors of the Company named in this proxy statement will be elected by a plurality of the votes cast. Action on the other items or matters to be presented at the Annual Meeting will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions or broker non-votes will not be voted for or against any items or other matters presented at the meeting. Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting, but broker non-votes will not be counted for quorum purposes if the broker has failed to vote as to all matters.

                                 ANNUAL REPORT

    UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER WHO DOES NOT OTHERWISE RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2002. ADDRESS ALL REQUESTS TO:

CANDICE JENKINS, VICE PRESIDENT & CONTROLLER
OLD NATIONAL BANCORP
P. O. BOX 718
EVANSVILLE, INDIANA 47705-0718

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers and persons who beneficially own more than ten percent of the Company Common Shares to file with the Securities and Exchange Commission reports showing ownership of and changes of ownership in the Company's Common Shares and other equity securities. On the basis of reports and representations submitted by the Company's Directors, Executive Officers, and greater-than-ten-percent owners, the Company believes that all required Section 16(a) filings for fiscal year 2002 were timely made, except for the following transactions of executive officers and one Director that were not timely filed due to inadvertence: one report for Mr. Ellerbrook pertaining to shares of company stock owned by his wife which was not included on his initial filing; one report for Mr. Hinton pertaining to a gift of stock; one report for Ms. Hudgions pertaining to the reporting of stock options; and one report for Mr. Risinger pertaining to the purchase of company stock. Upon discovery, all of these oversights were promptly corrected.

                                 OTHER MATTERS

    The Board of Directors of the Company does not know of any matters for action by shareholders at the 2003 Annual Meeting other than the matters described in the accompanying Notice of Annual Meeting of shareholders. However, the enclosed proxy will confer upon the named proxies discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named as proxies to vote pursuant to the proxy with respect to such matters in accordance with their best judgment.

    The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, Directors and Officers of the Company and its subsidiaries may solicit proxies personally, by telephone or in person, but such persons will not be specially compensated for their services. Specially engaged employees of the Company or other paid solicitors will make no solicitations.

    It is important that proxies be returned promptly. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, SHAREHOLDERS ARE REQUESTED TO COMPLETE, SIGN AND RETURN THEIR PROXIES IN ORDER THAT A QUORUM FOR THE ANNUAL MEETING MAY BE ASSURED. You may also vote your proxy by Internet. If you do not vote your proxy by Internet, then it may be mailed in the enclosed envelope, to which no postage need be affixed.

APPENDIX I

                              OLD NATIONAL BANCORP
                            AUDIT COMMITTEE CHARTER

PURPOSE

    The Audit Committee is appointed by the Board of Directors to assist in monitoring and oversight of:

1.      The integrity of the financial statements of the Company;

2.      The independent accountant's qualifications and independence;

3. The performance of the Company's internal audit function and independent accountants; and

4.      The compliance by the Company with legal and regulatory requirements.

    The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (SEC) to be included in the Company's annual proxy statement.

COMMITTEE MEMBERSHIP

    The Audit Committee shall consist of no fewer than 3 members. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange and the rules and regulations of the SEC. At least one member of the Committee shall be a financial expert as defined by the SEC. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Committee shall be appointed by the Board on the recommendation of the Corporate Governance & Nominating Committee.

MEETINGS

    The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet with management, the internal auditor and the independent accountant in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's in-house or outside counsel to attend a meeting of the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

    The Audit Committee shall have the sole authority to appoint or replace the independent accountant (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accountant, including resolution of disagreements between management and the independent accountant regarding financial reporting for the purpose of preparing or issuing an audit report or related work. The independent accountant shall report directly to the Audit Committee.

    The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent accountant, subject to the de minimus exceptions for non-audit services described in the NYSE rules which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate to subcommittees the authority to grant pre-approvals of audit and permitted non-audit services, provided those approvals are presented to the Audit Committee at the next scheduled meeting.

    The Audit Committee shall have the authority, as it deems necessary or appropriate, to retain independent legal counsel, accounting or other advisors. The Company shall provide for appropriate funding for payment of compensation to the independent accountant for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

    The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any changes to the Board for approval. The Audit Committee shall review annually its own performance.

    The Audit Committee, to the extent it deems necessary or appropriate, shall:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS

1. Review and discuss with management and the independent accountant the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's 10-K.

2. Review and discuss with management and the independent accountant the Company's quarterly financial statements prior to the filing of its 10-Q, including the results of the independent accountant's review.

3. Discuss with management and the independent accountant significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any material issues as to the adequacy of the Company's internal controls and any special steps adopted in light of internal control deficiencies.

4. Review and discuss quarterly reports from the independent accountants on:

       - All critical accounting policies and practices to be used;

       - All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent accountant; and

       - Other material written communications between the independent accountant and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with management the Company's earnings press release, including the use of "pro-forma" or adjusted non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

6. Discuss with management and the independent accountant the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8. Discuss with the independent accountant the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and 10-Q about any weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT ACCOUNTANT

10. Review and evaluate the lead partner of the independent accountant team.

11. Obtain and review a report from the independent accountant at least annually regarding (a) the independent accountant's internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent accountant and the Company. Evaluate the qualifications, performance and independence of the independent accountant, including considering whether the accountant's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the accountant's independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent accountant to the Board.

12. Ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

13. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent accountant who participated in any capacity in the audit of the Company.

OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT DEPARTMENT

14. The Company will maintain an internal audit department. The Audit Committee will review the internal audit function of the Company, including the independence and authority of its reporting obligations, proposed audit plans for the coming year, and the coordination of such plans with the independent accountants.

15. Review the appointment and replacement of the senior internal auditing executive.

16. Review the significant reports to management prepared by the internal auditing department and management's responses.

17. Discuss with the independent accountant and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

COMPLIANCE OVERSIGHT RESPONSIBILITIES

18. Obtain reports from management, the Company's senior internal auditing executive and the independent accountant that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

19. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

20. Discuss with management and the independent accountant any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

21. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

OVERSIGHT OF THE COMPANY'S LOAN REVIEW DEPARTMENT

22. Review the loan review function of the Company, including the independence and authority of its reporting, the proposed plans for the coming year, and the coordination of such plans with the independent accountants.

23. Review the significant reports to management prepared by the loan review department and management's responses.

24. Discuss with the chief credit officer and management loan review department responsibilities and staffing and any recommended changes in the planned scope of loan reviews.

LIMITATION OF AUDIT COMMITTEE'S ROLE

    While the Audit Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Audit Committee to plan and conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate, and are in accordance with generally accepted accounting principles and applicable rules and regulations. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal control, and the independent accountants are responsible for auditing the financial statements.

         OLD NATIONAL BANCORP                                      PROXY NUMBER
         420 MAIN STREET
         EVANSVILLE, INDIANA 47708                               ACCOUNT NUMBER







Dear Shareholder:

We invite you to attend the Old National Bancorp Annual Shareholders' Meeting. The Meeting will be held on Thursday, April 24, 2003, 10:30 a.m., Central Daylight Time, at The Centre, 715 Locust Street, Evansville, Indiana. The events will include an informative presentation about your Company's 2002 financial performance, consideration of several business matters, and a festive luncheon in honor of our shareholders.

                        \/ DETACH R.S.V.P. CARD HERE. \/
------------------------------------------------------------------------------

                        PLEASE RESPOND BY APRIL 11, 2003

         Kindly print your name(s)_____________________________________________

         __________________________ Attend meeting only.

         __________________________ Attend meeting and luncheon.

         Please return R.S.V.P. card with your Proxy in the enclosed envelope.


                            SIGN AND DATE THIS CARD.
                          \/ DETACH PROXY CARD HERE \/
--------------------------------------------------------------------------------


2. Ratification of the appointment of PricewaterhouseCoopers LLP, as independent accountants of OLD NATIONAL BANCORP and its subsidiaries for the fiscal year ending December 31, 2003.

               FOR [ ]          AGAINST [ ]           ABSTAIN [ ]

3. The Proxies are hereby granted authority to vote, in their discretion, upon such other business as may properly come before the April 24, 2003 Annual Meeting and any adjournments or postponements thereof.

                                             This PROXY, when properly executed,
                                             will be voted in the manner
                                             directed by the undersigned
                                             SHAREHOLDER(S). IF NO DIRECTION IS
                                             MADE, THIS PROXY WILL BE VOTED FOR
                                             PROPOSALS 1 AND 2. ALL EARLIER
                                             PROXIES ARE HEREBY REVOKED.


                                             ----------------------------------
                                             Signature(s)                  Date


                                             ----------------------------------
                                             Signature(s)                  Date

                                             Joint owners should each sign
                                             personally. Trustees, corporate
                                             officers and others signing in a
                                             representative capacity should
                                             indicate the capacity in which they
                                             sign.

     OLD NATIONAL BANCORP
     420 MAIN STREET
     EVANSVILLE, INDIANA 47708          THERE ARE TWO WAYS TO SUBMIT YOUR PROXY.
--------------------------------------------------------------------------------

VOTE BY INTERNET  http://www.oldnational.com/
Go to the web site address listed above to submit your Proxy 24 hours a day, 7 days a week. You will be prompted to enter the proxy number and the account number, which are located in the upper right-hand corner on the reverse side of this card. Then follow the simple online instructions.

Note: If voting by Internet, your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your Proxy Card. The Internet voting facilities will close at 12:00 p.m. (Central Daylight Time) on April 23, 2003.

VOTE BY MAIL
Mark your Proxy Card. On the reverse side, please sign and date your Proxy Card, and return it in the postage-paid envelope provided. If you vote by Internet, do not return your Proxy Card in the mail.








                          \/ DETACH PROXY CARD HERE \/
--------------------------------------------------------------------------------

                              OLD NATIONAL BANCORP
                                      PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2003, AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The undersigned hereby appoints Stephan E. Weitzel and Joseph T. Theby, III, and each of them singly, as Proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as indicated herein, all the shares of common stock of OLD NATIONAL BANCORP held of record by the undersigned on February 18, 2003, and which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 24, 2003, and all adjournments or postponements thereof, on the following matters.

1. The election of Directors in Class I as indicated below to serve for a three-year term and until the election and qualification of their
    respective successors.                  (Mark only one box below.)

    01 - Larry E. Dunigan, 02 - Douglas D. French, 03 - Phelps L. Lambert, 04 - Louis L. Mervis, 05 - Marjorie Z. Soyugenc

    [ ]  FOR ALL NOMINEES LISTED ABOVE  (except as indicated below)
    [ ]  WITHHOLD AUTHORITY FOR ALL NOMINEES

     Instruction: To withhold authority to vote for any individual nominee, print the number(s) of the nominee(s) on the line provided._______________